UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2013

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2013, ZELTIQ Aesthetics, Inc. and Kristine Tatsutani, Ph.D., Chief Scientific Officer and Senior Vice President of Clinical, Regulatory and Quality of ZELTIQ, agreed that Dr. Tatsutani would be leaving her position at ZELTIQ and transitioning to a consulting role at ZELTIQ.

On December 3, 2013, ZELTIQ and Dr. Tatsutani entered into a Separation Agreement pursuant to which, until December 31, 2013, Dr. Tatsutani will continue to serve as Chief Scientific Officer of ZELTIQ, to receive her current salary and to be eligible for her annual bonus. Following December 31, 2013, Dr. Tatsutani will:

1. receive severance benefits of six months current salary, and be entitled to have ZELTIQ pay her and her dependents’ COBRA premiums for six months or until, if earlier, Dr. Tatsutani becomes eligible for medical coverage through a subsequent employer; and

2. serve as a consultant to ZELTIQ for one year, during which she will receive consulting fees of $12,303 per month and the equity awards she holds will continue to vest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: December 3, 2013	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary